Morgan Stanley Income Securities Inc.
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Plains All American Pipeline,
L.P. 6.125% due 12/31/2049
Purchase/Trade Date: 10/4/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.034%
Percentage of Fund's Total Assets: 0.16%
Brokers: J.P. Morgan, BofA Merrill Lynch, Morgan
Stanley, Wells Fargo Securities, BBVA, BNP
Paribas, DNB Markets, Mizuho Securities, MUFG,
Scotia, Howard Weil, SMBC, Nikko, SunTrust
Robinson Humphrey, BB&T Capital Markets, BMO
Capital Markets, Deutsche Bank Securities, US
Bancorp
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.



Securities Purchased:  Capital One Financial
Corporation 3.300% due 10/30/2024
Purchase/Trade Date: 10/26/2017
Offering Price of Shares: $99.709
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $1,275,000
Percentage of Offering Purchased by Fund: 0.085%
Percentage of Fund's Total Assets: 0.72%
Brokers: BofA Merrill Lynch, J.P. Morgan, Morgan
Stanley, RBC Capital Markets, Capital One
Securities, Academy Securities, Blaylock Van, LLC,
Ramirez & Co., Inc., The Williams Capital Group,
L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.



Securities Purchased:  Buckeye Partners, L.P.
4.125% due 12/1/2017
Purchase/Trade Date: 11/9/2017
Offering Price of Shares: $99.503
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.069%
Percentage of Fund's Total Assets: 0.16%
Brokers: Barclays, PNC Capital Markets LLC,
SunTrust Robinson Humphrey, BB&T Capital
Markets, BNP Paribas, Morgan Stanley, SMBC
Nikko, BBVA
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  ITC Holdings 3.350% due
11/15/2017
Purchase/Trade Date: 11/9/2017
Offering Price of Shares: $99.932
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.080%
Percentage of Fund's Total Assets: 0.23%
Brokers: Barclays, J.P. Morgan, Morgan Stanley,
Wells Fargo Securities, Mizuho Securities,
Scotiabank, BofA Merrill Lynch, Credit Suisse,
Goldman Sachs & Co. LLC, TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Alibaba Group Holding Ltd.
2.800% due 6/6/2023
Purchase/Trade Date: 11/29/2017
Offering Price of Shares: $99.853
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.064%
Percentage of Fund's Total Assets: 0.26%
Brokers: Morgan Stanley, Citigroup, Credit Suisse,
Goldman Sachs (Asia) LLC, J.P. Morgan, ANZ,
BNP Paribas, DBS Bank Ltd., HSBC, ING, Mizuho
Securities
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Bank of Montreal 3.803% due
12/15/2032
Purchase/Trade Date: 12/7/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.048%
Percentage of Fund's Total Assets: 0.34%
Brokers: BMO Capital Markets, Citigroup, Goldman
Sachs & Co. LLC, UBS Investment Bank, BofA
Merrill Lynch, HSBC, Wells Fargo Securities, J.P.
Morgan, Morgan Stanley, Barclays, Credit Suisse,
Desjardins Capital Markets
Purchased from: BMO Capital Markets Corp.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Jaguar Land Rover
Automotive plc. 4.500% due 10/1/2027
Purchase/Trade Date:	 10/4/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.080%
Percentage of Fund's Total Assets: 0.23%
Brokers: Deutsche Bank Securities, Goldman Sachs
International, J.P. Morgan, Morgan Stanley, BNP
Paribas, Credit Agricole, Mizuho Securities,
NatWest Markets, Societe Generale Corporate &
Investment Banking, ING, UniCredit Bank
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Synchrony Financial 3.950%
due 12/1/2027
Purchase/Trade Date:	 11/28/2017
Offering Price of Shares: $99.714
Total Amount of Offering: $100,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: 0.053%
Percentage of Fund's Total Assets: 0.30%
Brokers: Barclays, Mizuho Securities, Morgan
Stanley, TD Securities, Blaylock Van, LLC,
CastleOak Securities, L.P. Mischler Financial
Group, Inc., R. Seelaus & Co., Inc., The Williams
Capital Group, L.P.
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Credit Suisse Group AG
3.869% due 1/12/2029
Purchase/Trade Date:	 1/5/2018
Offering Price of Shares: $100.000
Total Amount of Offering: $2,000,000,000.00
Amount Purchased by Fund: $625,000
Percentage of Offering Purchased by Fund: 0.031%
Percentage of Fund's Total Assets: 0.36%
Brokers: Credit Suisse, Morgan Stanley
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Crown Castle International
corp. 3.800% due 2/15/2028
Purchase/Trade Date:	 1/9/2018
Offering Price of Shares: $99.615
Total Amount of Offering: $1,000,000,000.00
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 0.19%
Brokers: Citigroup, Credit Agricole CIB, RBC
Capital Markets, SOCIETE GENERALE and TD
Securities, Morgan Stanley
Purchased from: Citigroup Global Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Nationwide Building Security
4.302% due 3/8/2029
Purchase/Trade Date:	 3/1/2018
Offering Price of Shares: $100.000
Total Amount of Offering: $750,000,000.00
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.037%
Percentage of Fund's Total Assets: 0.16%
Brokers: Citigroup, Credit Agricole CIB, RBC
Capital Markets, SOCIETE GENERALE and TD
Securities, Morgan Stanley
Purchased from: Citigroup Global Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Teva Pharmaceutical Finance
Netherlands 6.750% due 3/31/2028
Purchase/Trade Date:	 3/7/2018
Offering Price of Shares: $100.000
Total Amount of Offering: $1,250,000,000.00
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.12%
Brokers: Barclays, BNP PARIBAS, BofA Merrill
Lynch, Citigroup, Credit Suisse, HSBC, Mizuho
Securities, Morgan Stanley, MUFG, RBC Capital
Markets, SMBC Nikko
Purchased from: Barclays Capital, Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  High Street Funding Trust
4.111% due 2/15/2028
Purchase/Trade Date:	 3/8/2018
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000.00
Amount Purchased by Fund: $650,000
Percentage of Offering Purchased by Fund: 0.163%
Percentage of Fund's Total Assets: 0.38%
Brokers: Credit Suisse, Deutsche Bank
Securities, Morgan Stanley, Jefferies
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Assurant, Inc. 4.200% due
9/27/2023
Purchase/Trade Date:	 3/22/2018
Offering Price of Shares: $99.767
Total Amount of Offering: $300,000,000.00
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: 0.175%
Percentage of Fund's Total Assets: 0.31%
Brokers: Morgan Stanley, J.P. Morgan Securities
LLC, Wells Fargo Securities, LLC, U.S. Bancorp
Investments, Inc., KeyBanc Capital Markets Inc.,
BMO Capital Markets Corp, Scotia Capital (USA)
Inc., Goldman Sachs & Co. LLC, Barclays Capital
Inc., Lloyds Securities Inc., HSBC Securities (USA)
Inc.
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.